UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 26, 2011

WEST COAST BANCORP

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-10997

(SEC File Number)

93-0810577

(IRS Employer Identification No.)

5335 Meadows Road, Suite 201 Lake Oswego, Oregon (Address of principal executive offices)	97035 (Zip Code)

Registrant’s telephone number, including area code:

(503) 684-0884

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

            (a)  The 2011 annual meeting of shareholders of West Coast Bancorp (the "Company") was held on April 26, 2011.

            (b)  The matters considered and voted on by the Company's shareholders at the annual meeting and the vote of the shareholders was as follows:

Proposal 1.  Eight directors were elected, each for a one-year term, by the votes indicated.

Nominee	Shares Voted For	Shares Withheld
Lloyd D. Ankeny	58,920,357	3,247,885
Shmuel (Sam) Levinson	61,144,871	1,023,371
Duane C. McDougall	58,998,184	3,170,058
Steven J. Olivia	59,114,860	3,053,382
John T. Pietrzak	59,124,498	3,043,744
Steven N. Spence	61,010,503	1,157,739
Robert D. Sznewajs	60,975,413	1,192,829
Nancy A. Wilgenbusch, Ph.D.	61,000,682	1,167,560

            The following matters were approved by the votes indicated:

            Proposal 2.  Approval of Amendment to the Company's Articles of Incorporation relating to a one-for-five reverse stock split of the Company's common stock.

Shares Voted For	Shares Voted Against	Abstentions
72,925,246	1,455,022	243,039

            Proposal 3.  Approval, on an advisory basis, of the Company's executive compensation.

Shares Voted For	Shares Voted Against	Abstentions
53,295,535	8,626,094	246,613

            Proposal 4.  Vote on the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain
26,370,654	320,684	35,234,977	241,927

            Proposal 5.  Ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 2011.

Shares Voted For	Shares Voted Against	Abstentions
73,958,677	464,161	200,469

            (c)  On April 26, 2010, the Company determined that, consistent with the recommendation of shareholders, an advisory vote to approve the compensation of the Company's named executive officers would be held once every three years until the next required vote on frequency of votes on executive compensation is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP
Dated: April 27, 2011	By:	/s/ David C. Bouc
David C. Bouc Executive Vice President, General Counsel and Secretary